Exhibit 10.104

POSTPONEMENT AGREEMENT

This Postponement Agreement (this “Agreement”), dated as of April 25, 2006, is entered into by and between PATH 1 NETWORK TECHNOLOGIES INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of (i) the Securities Purchase Agreement, dated as of December 6, 2005, by and between the Company and Laurus (as amended, modified and/or supplemented from time to time, the “Securities Purchase Agreement”), (ii) the Secured Convertible Term Note, dated as of December 6, 2005 (as amended, modified and/or supplemented from time to time, the “Term Note” and, together with the Securities Purchase Agreement and the other Related Agreements referred to therein, the “Loan Documents”) issued by the Company pursuant to the Securities Purchase Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

WHEREAS, on December 6, 2005, the Company completed a secured lending transaction with Laurus wherein the Company was the recipient of Two Million One Hundred Thousand Dollars ($2,100,000); and

WHEREAS, the Company seeks to postpone its payment of certain payments to become due in the future under the Note and Laurus has agreed to postpone such certain payments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Laurus and the Company hereby agree that payment by the Company of the principal portion of the Monthly Amount due on the first business day of each of April 2006, May 2006, June 2006, July 2006, and August 2006 (collectively, the “Postponement Period”) shall be postponed to, and repaid to Laurus on, the Maturity Date; provided that, the interest portion of all Monthly Amounts due during and after the Postponement Period shall be required to be paid as otherwise set forth in the Note.

2. The amendments and waivers set forth herein shall be effective as of the date first above written (the “Effective Date”) on the date when each of the Company and Laurus shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Agreement.

3. Except as specifically set forth in this Agreement, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

4. The Company hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

5. From and after the Effective Date, all references in the Loan Documents to the Term Note shall be deemed to be references to the Term Note as modified hereby.

6. The Company understands that the Company has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Company’s determination that neither this Agreement nor the terms and provisions of this Agreement, (collectively, the “Information”) are material for the purposes of SEC Rule 10b-5. The Company has had an opportunity to consult with counsel concerning this determination. The Company hereby agrees that Laurus shall not be in violation of any duty to the Company or its shareholders, nor shall Laurus be deemed to be misappropriating any information of the Company, if Laurus sells shares of common stock of the Company, or otherwise engages in transactions with respect to securities of the Company, while in possession of the Information. The Company hereby agrees to file an 8-K, completed as appropriate, with the Securities and Exchange Commission disclosing the terms and conditions set forth in this Agreement as soon as practicable, but no later than the fourth (4th) business day following the date hereof.

7. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the Company and Laurus has caused this Postponment Agreement related to the Loan Documents to be signed in its name effective as of the date first above written.

PATH 1 NETWORK TECHNOLOGIES INC.

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title: